                                                                    Exhibit 99.2



                                 CBS CORPORATION
                              EARNINGS INFORMATION
                                 FOURTH QUARTER
                                   (unaudited)


 (in millions except per share data)                           Three Months Ended       Twelve Months Ended
                                                                   December 31               December 31
                                                              --------------------      --------------------

                                                                1998        1997 *        1998        1997 *
                                                              --------------------      --------------------
Revenues                                                      $ 1,791      $ 1,473      $ 6,805      $ 5,367

Operating expenses                                             (1,477)      (1,210)      (5,589)      (4,526)
Depreciation and amortization                                    (151)        (128)        (571)        (445)
Residual costs of discontinued businesses                         (46)         (37)        (163)        (143)

                                                              -------      -------      -------      -------
Operating costs and expenses                                   (1,674)      (1,375)      (6,323)      (5,114)
                                                              -------      -------      -------      -------

Operating profit                                                  117           98          482          253

Other income and expenses, net                                     14           15           43           74

Interest expense                                                  (98)         (81)        (370)        (386)
                                                              -------      -------      -------      -------

Income (loss) from Continuing Operations before
  income taxes and minority interest                               33           32          155          (59)

Income tax (expense) benefit                                      (27)         (41)        (161)         (73)

Minority interest                                                  (3)          (1)          (6)           1
                                                              -------      -------      -------      -------

Income (loss) from Continuing Operations                            3          (10)         (12)        (131)
                                                              -------      -------      -------      -------

Income (loss) from Discontinued Operations, net of
  income taxes                                                     --          871           --          680
                                                              -------      -------      -------      -------

Extraordinary item:
     Loss on early extinguishment of debt                          (4)         --            (9)          --
                                                              -------      -------      -------      -------

Net Income (loss)                                                 $(1)        $861         $(21)        $549
                                                                  ===         ====         ====         ====




Dividend requirements for Series C preferred stock                 --           --           --           23

Net income (loss) applicable to common stock                      $(1)        $861         $(21)        $526
                                                                  ===         ====         ====         ====

Average shares outstanding - basic                                691          693          696          629
Average shares outstanding - diluted                              703          693          696          629

Basic and diluted earnings (loss) per common share:
   Continuing Operations                                        $0.00       $(0.01)      $(0.02)      $(0.24)
   Discontinued Operations                                      $0.00       $ 1.25       $ 0.00       $ 1.08
   Extraordinary item                                           $0.00       $ 0.00       $(0.01)      $ 0.00
                                                                -----       ------       ------       ------

   Basic and diluted earnings (loss) per common share           $0.00        $1.24       $(0.03)      $ 0.84
                                                                =====        =====       ======       ======


* Certain previously reported amounts have been reclassified to conform to the 1998 presentation.